Exhibit 10.5

FORM OF REGISTRATION RIGHTS AGREEMENT

by and between

Amentum Holdings, Inc.

and

Jacobs Solutions Inc.

Dated as of [•], 2024

i

Exhibit A	Form of Joinder to Registration Rights Agreement

ii

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2024 (the “Effective Date”), is made by and between Amentum Holdings, Inc., a Delaware corporation (the “Company”), and Jacobs Solutions Inc., a Delaware corporation (“JSI”), on behalf of itself and any of its subsidiaries that hold or acquire shares of Common Stock (as defined below), including Jacobs Engineering Group Inc., a Delaware corporation (“JEG”) (collectively, “Jacobs”). Capitalized terms that are used but not otherwise defined in this preamble or the recitals shall have the respective meanings ascribed to such terms in Section 1.01.

RECITALS

WHEREAS, pursuant to the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of November 20, 2023, by and among the Company, JSI, Amentum Parent Holdings LLC and Amentum Joint Venture LP, JSI intends to separate a portion of its business and to cause certain related assets to be transferred to and certain related liabilities to be assumed by, directly or indirectly, the Company, through the distribution to JSI’s shareholders of at least 80.1% of the outstanding Common Stock (the “Distribution”), upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement;

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 20, 2023, by and among the Company, JSI, Amentum Parent Holdings LLC and Amentum Joint Venture LP, the parties thereto intend to effect the merger of Amentum Parent Holdings LLC with and into the Company, with the Company surviving and the other transactions contemplated thereby, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Jacobs intends to Sell all of the Registrable Securities that it holds prior to the date that is one (1) year following the date of this Agreement, and accordingly Jacobs may Transfer those shares of Common Stock owned by Jacobs that are not distributed in the Distribution (the “Remaining Shares”) (i) through one or more Debt Exchanges or (ii) to JSI’s stockholders in one or more dividend distributions following the Distribution, which may include one or more transactions Registered under the Securities Act, in each case, on the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of the foregoing, the Company desires to grant to Jacobs certain registration rights as set forth in, and on the terms and subject to the conditions of, this Agreement; and

WHEREAS, Jacobs desires to grant to the Company a proxy to vote the Remaining Shares in direct proportion to the votes cast by the Company’s other stockholders, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of material, non-public information that, in the Board’s good faith judgment, (a) after consultation with outside legal counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement and (b) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided, however, the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of Jacobs. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” has the meaning set forth in Section 4.03(c).

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions are authorized or obligated by law to be closed in New York, New York.

“Claim Notice” has the meaning set forth in Section 4.14(a).

“Claims” has the meaning set forth in Section 4.13(a).

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” has the meaning set forth in the preamble.

“Debt” means any indebtedness of JEG, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Debt Exchange” means: (i) a public exchange pursuant to which Jacobs shall Transfer some or all of its Registrable Securities to one or more Participating Banks in exchange for the satisfaction of Debt held by any of the Jacobs Group’s creditors, in a transaction or transactions Registered under the Securities Act, or (ii) a private exchange pursuant to which Jacobs shall Transfer some or all of its Registrable Securities to one or more Participating Banks in exchange for the satisfaction of Debt held by any of the Jacobs Group’s creditors, in a transaction or transactions not required to be Registered under the Securities Act.

“Demand Period” has the meaning set forth in Section 4.02(b).

“Demand Registration” means a Registration effected pursuant to Section 4.02.

“Demand Registration Statement” has the meaning set forth in Section 4.02(a).

“Demand Request” has the meaning set forth in Section 4.02(a).

“Distribution” has the meaning set forth in the recitals.

“EDGAR” has the meaning set forth in Section 4.10(a)(ii).

“Effective Date” has the meaning set forth in the preamble.

“Effective Period” means (i) in the case of a Demand Registration Statement, the Demand Period and (ii) in the case of a Shelf Registration Statement, the Shelf Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Indemnifying Party” has the meaning set forth in Section 4.14(a).

“Jacobs” has the meaning set forth in the preamble.

“Jacobs Group” has the meaning set forth in the definition of “Company Group” in the Separation and Distribution Agreement as of the date hereof.

“Jacobs Indemnitors” has the meaning set forth in Section 5.03.

“Jacobs Related Persons” means JSI and its Affiliates, and each of the foregoing’s respective current or former officers, directors, employees, equityholders and partners.

“JEG” has the meaning set forth in the preamble.

“JSI” has the meaning set forth in the preamble.

“Maximum Number” has the meaning set forth in Section 4.06.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Closing Date” has the meaning set forth in the definition of “Closing Date” in the Merger Agreement.

“Merger Effective Time” has the meaning set forth in the definition of “Effective Time” in the Merger Agreement.

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning set forth in Section 4.06.

“Participating Banks” means such investment banks or lenders that engage in any Debt Exchange with Jacobs.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Company Notice” has the meaning set forth in Section 4.05.

“Piggy-Back Request” has the meaning set forth in Section 4.05.

“Piggy-Back Securities” has the meaning set forth in Section 4.05.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means shares of Common Stock owned by Jacobs (including any held in escrow), including any Common Stock acquired pursuant to the Merger Agreement or as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such Common Stock, any stock dividend or stock distribution in respect of such Common Stock, or any similar transaction in respect of such Common Stock, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the Sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities have been Sold or distributed to a Person other than a Transferee pursuant to Rule 144 or Rule 145 of the Securities Act

(or any successor rule) and new certificates or book entries for them not bearing a legend restricting transfer have been delivered by the Company, (c) such Registrable Securities have been otherwise Sold or disposed of to a Person other than a Transferee and new certificates or book entries for them not bearing a legend restricting transfer have been delivered by the Company and such securities may be publicly resold without volume limitations or other restrictions on transfer without Registration under the Securities Act or (d) such Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the applicable securities for offer and Sale under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Remaining Shares” has the meaning set forth in the recitals.

“Representatives” means, as to any Person, such Person’s directors, members, partners, managers, officers, employees, agents and other representatives, in each case to the extent acting in their capacity as such.

“Restricted Securities” means any shares of Common Stock required to bear the legend set forth in Section 6.27 of the Merger Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Sale” means the direct or indirect transfer, sale, assignment, exchange or other disposition of a security. The terms “Sell”, “Selling” and “Sold” have correlative meanings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“Shelf Period” has the meaning set forth in Section 4.01(b).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on an appropriate form under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering Registrable Securities.

“Shelf Take-Down” has the meaning set forth in Section 4.01(b).

“SpinCo Business” has the meaning set forth in the Separation and Distribution Agreement.

“Sponsor Stockholder” has the meaning set forth in the Stockholder Agreement.

“Stockholder Agreement” means that certain stockholders agreement entered into by and between the Company and Amentum Joint Venture LP, a Delaware limited partnership, as of the date hereof (a copy of which was provided to Jacobs concurrently with execution of this Agreement).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Takedown Prospectus Supplement” has the meaning set forth in Section 4.01(a).

“Takedown Request” has the meaning set forth in Section 4.01(a).

“Transaction Document” has the meaning set forth in the Merger Agreement.

“Transfer” means, with respect to any Registrable Securities, a direct or indirect transfer, sale, short sale, exchange, grant of an option to purchase or other disposal of such Registrable Securities or entry into a swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether such transaction is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise; provided that, notwithstanding anything to the contrary herein, in no event shall this Agreement restrict Transfers of securities of JSI. “Transferred” shall have a correlative meaning.

“Transferee” has the meaning set forth in Section 5.05.

“Underwritten Offering” has the meaning set forth in Section 4.04(a).

“Underwritten Offering Notice” has the meaning set forth in Section 4.04(a).

Section 1.02. Interpretation.

(a) Unless the context of this Agreement otherwise requires:

(i) the heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof;

(ii) (A) words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof”, “herein”, “hereby”, “hereto”, “herewith”, “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article”, “Section” and “Exhibit” refer to the specified Article, Section or Exhibit of this Agreement and references to “subparagraphs” or “clauses” shall be to separate subparagraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (G) the word “or” shall be disjunctive but not exclusive;

(iii) any law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws and the related regulations thereunder and published interpretations thereof, and references to any contract or instrument are to that contract or instrument as from time to time amended, modified or supplemented;

(iv) references to any federal, state, local, or foreign statute or law shall include all regulations promulgated thereunder; and

(v) references to any Person include references to such Person’s successors and permitted assigns.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties hereto acknowledge that each party hereto and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(e) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(f) The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(g) Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

ARTICLE II

Representations and Warranties

Except as expressly provided in Section 2.04, each of the parties to this Agreement hereby represents and warrants, severally and not jointly (and solely as to itself), to the other party to this Agreement that as of the date such party executes this Agreement:

Section 2.01. Existence; Authority; Enforceability. Such party has the necessary power and authority to enter into this Agreement and to perform its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary corporate or analogous action on its part, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.02. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of, any provision of the organizational documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional material payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party, except, in the case of each of clauses (b) and (c) for any such violation, breach, conflict or default that would not impair in any material respect the ability of such party to perform its respective obligations hereunder.

Section 2.03. Consents. Other than as expressly required herein or any consents which have already been obtained, no material consent, waiver, approval, authorization, exemption, registration, license, permit or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement by such party.

Section 2.04. Stockholder Representations. Jacobs hereby acknowledges that, as of the date hereof, the Common Stock held by Jacobs has not been Registered under the Securities Act or any other applicable law as of the date hereof and that such Common Stock may not be Transferred except in compliance with this Agreement and pursuant to the Registration provisions of the Securities Act or an applicable exemption therefrom.

ARTICLE III

Voting Restrictions

Section 3.01. Voting of Common Stock.

(a) From the date of this Agreement and until the date that the Jacobs Group ceases to own any Remaining Shares, JSI shall, and shall cause each other member of the Jacobs Group to (in each case, to the extent that they then own any Remaining Shares), be present, in person or by proxy, at each and every Company stockholder meeting, and otherwise to cause all Remaining Shares then owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote on or consent to any matter, or cause to be voted or consented on any such matter, all such Remaining Shares in direct proportion to the votes cast by the other holders of Common Stock on such matter.

(b) From the date of this Agreement and until the date that the Jacobs Group ceases to own any Remaining Shares, JSI hereby grants, and shall cause each other member of the Jacobs Group (in each case, to the extent that they own any Remaining Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient under applicable law to support an irrevocable proxy to the Company or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Remaining Shares owned by them in direct proportion to the votes cast by the other holders of Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Remaining Share upon any Transfer of such Remaining Share to a Person other than a member of the Jacobs Group and (ii) nothing in this Section 3.01(b) shall limit or prohibit any such Transfer.

(c) JSI acknowledges and agrees (on behalf of itself and each member of the Jacobs Group) that the Company will be irreparably damaged in the event any of the provisions of this Article III are not performed by JSI in accordance with their terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to specific enforcement of the provisions of this Article III.

ARTICLE IV

Registration Rights

Section 4.01. Shelf Registration.

(a) Upon the request of Jacobs from time to time, the Company shall use reasonable best efforts to (as promptly as reasonably practicable and, in any event, within 60 days in the case of a Registration Statement on Form S-1) file a Shelf Registration Statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by Jacobs of the Registrable Securities, which shall be filed as an automatically effective Registration Statement if the Company is then eligible for such filing, and use reasonable best efforts to cause such Shelf Registration Statement to become effective (promptly and, in any event, no later than 60 days after such filing) and thereafter keep it effective (including by renewing or refiling upon expiration) until the expiration of the Shelf Period (as defined below). Thereafter, the Company shall, as promptly as reasonably practicable following the written request of Jacobs for a resale of Registrable Securities (a “Takedown Request”), file a prospectus supplement or an amendment (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement filed under Rule 424 promulgated under the Securities Act as may be necessary to enable resales of the Registrable Securities pursuant to Jacobs’ intended method of distribution thereof, and to the extent such Takedown Prospectus Supplement is not automatically effective upon filing, shall, subject to the terms of this Article IV, use its reasonable best efforts to cause such Takedown Prospectus Supplement to be declared effective under the Securities Act promptly after the filing thereof and, if required, to qualify under the “blue sky” laws of such jurisdictions as Jacobs or any underwriter reasonably requests. Each Takedown Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof. Jacobs agrees to provide the Company with such information in connection with any Shelf Registration Statement or Takedown Request as may be reasonably requested by the Company to ensure that any Shelf Registration Statement or Takedown Prospectus Supplement complies with the requirements of the Securities Act, including any financial statements or other information of the SpinCo Business relating to any date or any period ending on or prior to the Merger Closing Date to the extent required to be included or incorporated by reference in any Shelf Registration Statement or Takedown Prospectus Supplement.

(b) The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 4.01(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Jacobs to effect an offering of all or a portion of its Registrable Securities (such offering, a “Shelf Take-Down”) until the earlier of (i) the date as of which Jacobs no longer has any Registrable Securities and (ii) such shorter period as Jacobs may agree in writing (such period of effectiveness, the “Shelf Period”).

Section 4.02. Demand Registration.

(a) If at any time the Shelf Registration Statement pursuant to Section 4.01 is not available for the resale of the Registrable Securities, including if for any reason the Company is ineligible to maintain or use a Shelf Registration Statement, the Company shall use reasonable best efforts to (as promptly as reasonably practicable and, in any event, within 60 days in the case of a Registration Statement on Form S-1) following the written request of Jacobs for Registration under the Securities Act of all or part of Jacobs’ Registrable Securities (a “Demand Request”), file a Registration Statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Securities pursuant to Jacobs’ intended method of distribution thereof, and shall, subject to the terms of this Article IV, use its reasonable best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act (promptly and, in any event, no later than 60 days after such filing) and, if required, to qualify under the “blue sky” laws of such jurisdictions as Jacobs or any underwriter reasonably requests; provided that such Demand Registration Statement shall be filed on an appropriate form under the Securities Act for the type of offering contemplated by Jacobs. Each Demand Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof. Jacobs agrees to provide the Company with such information in connection with a Demand Request as may be reasonably requested by the Company to ensure that the Demand Registration Statement complies with the requirements of the Securities Act, including any financial statements or other information of the SpinCo Business relating to any date or any period ending on or prior to the Merger Closing Date to the extent required to be included or incorporated by reference in any Demand Registration Statement and not already in the possession of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall only be obligated to use reasonable best efforts to file and cause up to three Demand Registration Statements to be declared effective under the Securities Act pursuant to this Section 4.02.

(b) The Company shall be deemed to have effected a Demand Registration for purposes of this Section 4.02, Section 4.03(a) and Section 4.04(a) if the Demand Registration Statement becomes effective by the SEC and remains effective until the earlier of (i) 90 days after the effective date or (ii) such time as all Registrable Securities covered by such Registration Statement have been Sold or withdrawn in accordance with this Section 4.02, or if such Registration Statement relates to an Underwritten Offering (as defined below), such longer period as, in the opinion of outside legal counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with Sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided that (i) if, during the Demand Period, such Registration or the successful completion of the relevant Sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or a Blackout Period or the need to update or supplement the Registration Statement, the Demand Period shall be extended on a day-for-day basis by the number of days such Registration or successful completion is prevented and (ii) no Demand Registration shall be deemed to have been effective for purposes of Section 4.03(a) and Section 4.04(a) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with any Underwritten Offering pursuant to such Demand Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by Jacobs.

Section 4.03. Registration Obligations.

(a) Notwithstanding anything to the contrary set forth in Section 4.01 or Section 4.02, the Company shall not be obligated to prepare, file and cause to become effective (i) more than three Demand Registration Statements or (ii) any Demand Registration Statement in respect of Registrable Securities if the expected proceeds (or, in the case of a Debt Exchange, the anticipated fair value of the securities or indebtedness to be received by Jacobs) from the Sale thereof is less than $50,000,000 (unless, in the case of the foregoing clause (ii), Jacobs is proposing to Sell all of its remaining Registrable Securities).

(b) Any Takedown Request or Demand Request may be revoked by notice from Jacobs to the Company at any time prior to the effective date of the corresponding Takedown Prospectus Supplement or Demand Registration Statement; provided that Jacobs reimburses the Company for all reasonable and documented out-of-pocket expenses incurred by the Company in connection with such revoked Takedown Request or Demand Request (other than any expenses incurred by the Company in connection with a Takedown Request or Demand Request revoked by Jacobs in connection with a Blackout Period or at a time one or more executive officers of the Company has determined the Company is entitled to impose a Blackout Period as set forth in Section 4.03(c)).

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 30 days in the aggregate in any 12-month period (a “Blackout Period”), the filing or effectiveness of any Takedown Prospectus Supplement or Demand Registration Statement or the offer or Sale of any Registrable Securities thereunder if one or more of the Executive Chairman, Chief Executive Officer, Chief Financial Officer or Chief Legal Officer of the Company shall determine in good faith that such filing or effectiveness or such offering or Sale of any Registrable Securities thereunder, as applicable, would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from a nationally recognized investment banker or financial advisor to the Company, materially and adversely impede, delay or otherwise interfere with any pending or contemplated financing, offering or Sale of any class of securities by the Company, (iii) require Adverse Disclosure or (iv) have a material adverse effect on the Company. Upon notice by the Company to Jacobs of any such determination, Jacobs shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, Sale, trading or Transfer (other than a distribution to shareholders of Jacobs that does not require the Company to file a Registration Statement after the date of this Agreement) by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated by written notice by the Company to Jacobs) and promptly halt any use, publication, dissemination or distribution of any Prospectus or prospectus supplement covering such Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such Prospectus or prospectus supplement.

Section 4.04. Underwritten Offering.

(a) At any time after the Shelf Registration Statement required pursuant to Section 4.01 becomes effective, or as part of a Demand Request in accordance with Section 4.02, Jacobs may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the Sale of some or all of the Registrable Securities subject to such Shelf Registration Statement or Demand Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that Jacobs may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds (or, in the case of a Debt Exchange, the anticipated fair value of the securities or indebtedness to be received by Jacobs) of which are expected to be less than $50,000,000 (unless Jacobs is proposing to Sell all of its remaining Registrable Securities), (ii) launch more than three Underwritten Offerings or (iii) launch an Underwritten Offering within a Blackout Period.

(b) In the event of an Underwritten Offering, Jacobs shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which consent is not to be unreasonably withheld, delayed or conditioned. The Company and Jacobs will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c) If, pursuant to Section 4.03(c), the Company defers any Registration of Registrable Securities in response to an Underwritten Offering Notice, Jacobs shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 4.04(a).

Section 4.05. Piggy-Back Registration. If the Company at any time proposes or is required to Register any Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders, on a form and in a manner that would permit Registration of the Registrable Securities (other than in connection with (i) dividend reinvestment plans, (ii) rights offerings, (iii) a Registration Statement on Form S-4 or Form S-8 or any similar successor form or (iv) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and Sell shares of Common Stock into which such notes may be converted or exchanged; provided, that the Company may not effect any offering or Shelf Take-Down with respect to shares of Common Stock on such initial Shelf Registration Statement unless the Company provides Jacobs with a Piggy-Back Company Notice (as defined below) with respect to (A) such offering or Shelf Take-Down or (B) a concurrent Registration Statement) then the Company shall give Jacobs prompt written notice (a “Piggy-Back Company Notice”) of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such Registration Statement. Upon the written request of Jacobs (a “Piggy-Back Request”), given within five Business Days following the time that Jacobs was given any such written notice (which Piggy-Back Request shall specify the number of Registrable Securities requested to be Registered on behalf of Jacobs) (the “Piggy-Back Securities”), the Company shall include in such Registration Statement, subject to the provisions of this Section 4.05 and, in the case of a Registration on behalf of any of the Company’s stockholders, subject to the rights of such stockholders, the number of Registrable Securities set forth in such Piggy-Back Request.

Section 4.06. Cutbacks. In the event that (x) the Company proposes or is required (other than pursuant to a Takedown Request or Demand Request) to Register Common Stock in connection with an Underwritten Offering, (y) Jacobs has made a Piggy-Back Request in accordance with Section 4.05 with respect to such offering and (z) a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, Jacobs or any other holder of Common Stock intending to offer Common Stock in the offering, as applicable (each, an “Other Holder”), in writing that, in its opinion, the inclusion in the Registration Statement of some or all the shares of Common Stock sought to be Registered by the Company, Jacobs or the Other Holder(s) would adversely affect the price or success of the offering, the Company shall include in such Registration Statement such number of shares of Common Stock as the Company is reasonably advised can be Sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority:

(a) if such Registration is by the Company for its own account, (i) first, such number of Piggy-Back Securities as Jacobs proposes to be included pursuant to a Piggy-Back Request, (ii) second, to the extent the number of shares of Common Stock to be included in the Registration pursuant to clause (i) is less than the Maximum Number, such number of shares of Common Stock as the Company proposes to register for its own account, and (iii) third, to the extent the number of shares of Common Stock to be included in the Registration pursuant to the foregoing clauses (i) and (ii) is less than the Maximum Number, such number of shares of Common Stock as all Other Holders request to be included for their own account (with such number of shares allocated pro rata among the Other Holders in proportion to their respective beneficial ownership of such shares); or

(b) if such Registration is pursuant to the Demand Registration rights of one or more Other Holders, (i) first, such number of shares of Common Stock as Jacobs proposes to be included, (ii) second, to the extent the number of shares of Common Stock as such Other Holder(s) propose to be included (with such number of shares allocated pro rata among the Other Holder(s) in proportion to their respective beneficial ownership of such shares) and (iii) third, to the extent the number of shares of Common Stock to be included in the Registration pursuant to clauses (i) and (ii) of this subparagraph (b) is less than the Maximum Number, such number of shares of Common Stock as the Company requests to be included.

Section 4.07. Rule 144A and Regulation S Sales. Jacobs shall, in accordance with Rule 144A and/or Regulation S under the Securities Act (or any successor provisions), have analogous rights to Sell its Registrable Securities in a marketed offering under Rule 144A and/or Regulation S (or any successor provisions) under the Securities Act through one or more initial purchasers on a firm-commitment basis, using procedures that are substantially equivalent to those specified in this Article IV. The Company agrees to use its reasonable best efforts to cooperate to effect any such Sales under such Rule 144A and/or Regulation S (or any successor provisions). Except as may be required by Rule 144A and/or Regulation S (or any successor provision), nothing in this Section 4.07 shall impose any additional or more burdensome obligations on the Company than would apply under this Article IV, in each case, mutatis mutandis in respect of a Registered Underwritten Offering (including the estimated gross proceeds or fair value minimum set forth in Section 4.04(a)), or require that the Company take any actions that it would not be required to take in an Underwritten Offering of such Registrable Securities.

Section 4.08. Rule 144.

(a) With a view to making available the benefits of Rule 144 to Jacobs, the Company agrees that, for so long as Jacobs owns Registrable Securities, the Company will use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and (ii) following the date of this Agreement, for so long as Jacobs owns any Restricted Securities, furnish to Jacobs upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(b) For so long as Jacobs owns Registrable Securities, the Company will use reasonable best efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being Sold, all to the extent required from time to time to enable Jacobs to Sell the Restricted Securities without Registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 4.09. Holdback Agreements.

(a) To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering and to the extent Jacobs signs a lock-up agreement for shares of Common Stock not covered in the Underwritten Offering, other than in the case of an Underwritten Offering of all Registrable Securities held by Jacobs (provided that such lock-up agreement shall not prohibit Jacobs from distributing any shares of Common Stock pro rata to its shareholders), the Company agrees not to, and shall use reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers (including any deemed “officers” under Section 16 of the Exchange Act) not to, directly or indirectly offer, Transfer or pledge, or contract to Transfer or pledge, any equity securities of the Company, during the 90 days beginning on the pricing date of such Underwritten Offering (except as part of such Underwritten Offering or any Transfer pursuant to Registrations on Form S-8 or Form S-4) unless Jacobs and the managing underwriter or underwriters otherwise agree to a shorter period. Each Person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by Jacobs and the managing underwriter or underwriters for any Underwritten Offering and the terms of such lock-up agreements shall govern such Person in lieu of the preceding sentence.

(b) To the extent requested in writing by the underwriter(s) or exchanging bank(s) in connection with a debt-for-equity exchange by Jacobs with respect to its Common Stock, the Company agrees not to, and shall use reasonable best efforts to obtain agreements (in the underwriters’ or banks’ customary form) from their respective directors and executive officers not to, directly or indirectly offer, Transfer or pledge, or contract to Transfer or pledge, any equity securities of the Company, during the 90 days beginning on the pricing date for such debt-for-equity exchange unless the underwriters or banks otherwise agree to a shorter period. Each Person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the underwriters or banks for the debt-for-equity exchange and the terms of such lock-up agreements shall govern such Person in lieu of the preceding sentence. For the avoidance of doubt, the agreements described in the first sentence of this Section 4.09(b) shall not apply to restrict Jacobs or any Common Stock held by Jacobs.

Section 4.10. Registration Procedures.

(a) In connection with each Registration Statement prepared pursuant to this Article IV pursuant to which Registrable Securities will be offered and Sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such Registration Statement, the Company shall:

(i) use its reasonable best efforts to, as promptly as reasonably practicable (and within the time requirements set out in this Article IV), prepare and file with the SEC a Registration Statement on an appropriate Registration form of the SEC and thereafter use reasonable best efforts to cause such Registration Statement to become effective under the Securities Act promptly after the filing thereof, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to one or more legal counsel selected by Jacobs draft copies of all such documents proposed to be filed at least ten Business Days prior to such filing, which documents will be subject to the reasonable review and comment of Jacobs and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Takedown Prospectus Supplement or Demand Registration Statement to which Jacobs or the underwriters, if any, shall reasonably object;

(ii) as promptly as reasonably practicable thereafter, furnish without charge to Jacobs and the underwriters, if any, at least one conformed copy of the Registration Statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by Jacobs or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)) and such number of copies of the Registration Statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented Prospectuses included in such Registration Statement as Jacobs or the underwriters, if any, may reasonably request in order to facilitate the public Sale or other disposition of the Registrable Securities being Sold by Jacobs (the Company hereby consents to the use in accordance with the U.S. securities laws of such Registration Statement (or post-effective amendment thereto) and each such Prospectus (or preliminary Prospectus or supplement thereto) by Jacobs and the underwriters, if any, in connection with the offering and Sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(iii) use its reasonable best efforts to keep such Registration Statement effective for the Effective Period, prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to maintain the effectiveness of the Registration for the Effective Period and cause the Prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv) use its reasonable best efforts to, as promptly as reasonably practicable, Register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such Registrations or qualifications in effect for so long as the Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable Jacobs or any underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and Sale of the securities covered by the Registration Statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this subparagraph (iv);

(v) use its reasonable best efforts to, as promptly as reasonably practicable, cause all Registrable Securities covered by such Registration Statement, if any, to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

(vi) use its reasonable best efforts to promptly notify Jacobs and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the Registration Statement or any related Prospectus or any amendment or supplement thereto has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the Registration Statement or the related Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for Sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the Registration Statement or any post-effective amendment thereto, Prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or post-effective amendment thereto or any Prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) during the Effective Period, use its reasonable best efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the Registration Statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Securities for Sale in any jurisdiction at the earliest date reasonably practicable;

(viii) use its reasonable best efforts to deliver promptly to Jacobs and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its legal counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement (except to the extent such correspondence is currently available via EDGAR);

(ix) use its reasonable best efforts to permit Jacobs, the underwriters(s) and its and their respective Representatives to do such reasonable investigation with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary for the purpose of conducting due diligence with respect to the Company;

(x) use its reasonable best efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xi) use its reasonable best efforts to cooperate with Jacobs and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry shares representing the Registrable Securities to be Sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends (other than as required by The Depository Trust Company) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and Registered in such names as the managing underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of Jacobs, in each case at least two Business Days prior to any Sale of Registrable Securities;

(xii) in the case of a firm commitment Underwritten Offering, use its reasonable best efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable Registration Statement;

(xiii) use its reasonable best efforts to, as promptly as reasonably practicable, obtain an opinion from the Company’s outside and internal legal counsel and a “comfort” letter (and bring-down “comfort” letter) from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company, any accounting predecessor or successor to the Company (including, for the avoidance of doubt, the SpinCo Business) or any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement) in customary form and covering such matters as are customarily covered by such opinions, “comfort” letters and bring-down “comfort” letters in connection with an offering of the nature contemplated by the applicable Registration Statement;

(xiv) use its reasonable best efforts to, as promptly as reasonably practicable, provide to legal counsel to Jacobs and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus (after the initial filing of such Registration Statement), copies of any such document;

(xv) cause its officers to fully cooperate with the marketing of the Registrable Securities covered by the Registration Statement, including, at the recommendation or request of the underwriters, making themselves available to participate in presentations (including “road-shows”), “one-on-one,” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s);

(xvi) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xvii) otherwise use its reasonable best efforts to comply with, and cause its officers to comply with, all applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) (including by collecting and delivering any FINRA questionnaires requested by counsel to Jacobs), the SEC and NYSE (or any other applicable national securities exchange);

(xviii) use its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company; and

(xix) use its reasonable best efforts to take all other steps, at the written request of Jacobs, as may be necessary to effect the Registration, offering and Sale of the Registrable Securities as required hereby.

(b) In the event that the Company would be required, pursuant to Section 4.10(a)(vi)(E), to notify Jacobs or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 4.03(c), as promptly as practicable, prepare and furnish to Jacobs and to each such underwriter a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities that have been Registered pursuant to this Agreement, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Jacobs agrees that, upon receipt of any notice from the Company pursuant to Section 4.10(a)(vi)(E), it shall, and shall use its reasonable best efforts to, cause any Sales or placement agent or agents for the Registrable Securities and the underwriters, if any, to forthwith discontinue disposition of the Registrable Securities until such Person shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the Prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after Jacobs’ receipt of such notice.

(c) The Company hereby agrees that if it shall previously have received a request pursuant to Section 4.01 or Section 4.02 for Registration of Registrable Securities in an Underwritten Offering, and if such previous Registration shall not have been withdrawn or abandoned, the Company, if requested by the managing underwriter for such Underwritten Offering, shall not Transfer to a third party or third parties any Common Stock, any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (i) 90 days after the effective date of such Registration Statement and (ii) such time as all of the Registrable Securities covered by such Registration Statement have been distributed; provided, however, that notwithstanding the foregoing, the Company may Transfer Common Stock or such other securities (A) as part of such Underwritten Offering, subject to Section 4.06, (B) pursuant to a Registration Statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (C) as part of a transaction under Rule 145 of the Securities Act, (D) in one or more private transactions that would not interfere with the method of distribution contemplated by such Registration Statement or (E) if such Transfer was publicly announced or agreed to in writing by the Company prior to the date of the receipt of such request pursuant to Section 4.01, but subject to Section 4.06 if applicable.

(d) Jacobs shall furnish to the Company in writing such information regarding Jacobs and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the Prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder, including any financial statements or other information of the SpinCo Business relating to any date or any period ending on or prior to the Merger Closing Date to the extent required to be included or incorporated by reference in any Prospectus and not already in the possession of the Company. Jacobs shall promptly notify the Company of any inaccuracy or change in information previously furnished by Jacobs to the Company or of the occurrence of any event, in either case as a result of which any Prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) In the case of any Underwritten Offering of shares of Common Stock Registered under a Takedown Prospectus Supplement or a Demand Registration Statement, or in the case of a Registration under Section 4.05 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or Registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or Registration unless such Person agrees to Sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or Register such Person’s Common Stock.

Section 4.11. No Inconsistent Agreements. Without the prior written consent of Jacobs, except for the Stockholder Agreement as in effect as of the date hereof, (a) neither the Company nor any of its Subsidiaries shall enter into any agreement granting Registration or similar rights to any Person that are prior in right, pari passu or inconsistent with the rights under this Agreement, and (b) neither the Company nor any of its Subsidiaries shall modify or amend any Registration or similar rights set forth in the Stockholder Agreement, in a manner that is adverse to Jacobs’ registration rights under this Agreement, in each case prior to the date that is one (1) year following the effective date of the Distribution. In furtherance of the foregoing, the Company shall not waive or amend Article IV (Transfer Restrictions) of the Stockholder Agreement without prior written consent of Jacobs.

Section 4.12. Registration Expenses. In connection with any Registration and Sale of any Registrable Securities by Jacobs, the Company shall bear all reasonably incurred, out-of-pocket Registration and filing fees, printing costs and fees and expenses of its and Jacobs’ legal counsel and accountants and, to the extent not borne by the underwriters in accordance with the terms of the applicable underwriting agreement, any underwriters (excluding, for the avoidance of doubt, any underwriters’ discounts or fees), except as otherwise provided in Section 4.02 where a request is revoked at the request of Jacobs.

Section 4.13. Indemnification; Contribution.

(a) To the fullest extent permitted by applicable law, the Company shall, and it hereby agrees to, indemnify and hold harmless Jacobs, each underwriter and the equityholders, controlling persons, directors, officers and employees of each of the foregoing in any offering or Sale of the Registrable Securities, including pursuant to Section 4.01, Section 4.02 or Section 4.05, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including actual and documented out-of-pocket fees of legal counsel reasonably incurred) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically each such indemnified Person for any actual and documented out-of-pocket legal or other actual and documented out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus, or amendment or supplement thereto, in reliance upon written information furnished to the Company (x) by Jacobs or any Representative of Jacobs, it being understood and agreed that the only such information furnished by Jacobs or any Representative of Jacobs consists of the information described as such in Section 4.13(b) or (y) by or on behalf of any underwriter expressly for use therein.

(b) To the fullest extent permitted by applicable law, Jacobs shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and its other equityholders and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or Sale of Registrable Securities by it against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information regarding Jacobs furnished to the Company by Jacobs or any Representative of Jacobs, it being understood and agreed that the only such information furnished by Jacobs or any Representative of Jacobs consists of the number of shares of Common Stock owned by Jacobs, the number of Registrable Securities proposed to be Sold by Jacobs, the name and address of Jacobs and the method of distribution (including the description of any debt-for-equity exchange) proposed by Jacobs, any financial statements or other information (or omissions thereof) about the SpinCo Business to the extent relating to any date or period ended on or before the Effective Date, in each case, to the extent provided by Jacobs or any Representative of Jacobs (for the avoidance of doubt, including information provided prior to the date hereof, whether for inclusion in the Company’s registration statement on Form 10 or otherwise) (collectively, the “Jacobs Information”) and (ii) reimburse the Company for any actual and documented out-of-pocket legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim; provided, however, that in no event shall any indemnity or reimbursement by Jacobs under this Section 4.13(b) exceed an amount equal to the net proceeds received by Jacobs (or, in the case of a Debt Exchange, the anticipated fair value of the securities or indebtedness received by Jacobs) in respect of the Sale of Registrable Securities giving rise to such indemnification or reimbursement obligation.

(c) Jacobs and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 4.13(a) or Section 4.13(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each Indemnifying Party (as defined below) shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 4.13(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.13(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 4.13(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 4.14) any actual and documented out-of-pocket legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.14. Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 4.13 in respect of, arising out of or involving a Claim against such indemnified party, such indemnified party shall notify the Company or Jacobs, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ legal counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the legal counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the actual and documented out-of-pocket fees and expenses of legal counsel reasonably incurred by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use of reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, only if such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(c) The indemnification provided for under this Article IV will remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party or any officer, director employee, equityholder or controlling Person of such indemnified party and will survive the Registration and Sale of any Registrable Securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

ARTICLE V

Miscellaneous

Section 5.01. Term. This Agreement will be effective as of the date hereof. This Agreement (other than Section 4.12, Section 4.13, Section 4.14 and this Article V, which shall survive the expiration or termination of this Agreement indefinitely) shall terminate automatically upon the earlier of (i) the first anniversary of the Merger Closing Date and (ii) such time as no Registrable Securities are held by Jacobs or any Transferee.

Section 5.02. Stockholder Indemnification; Limitation of Liability. The Company shall defend, indemnify and hold harmless each Jacobs Related Person from and against any Claims to which such Jacobs Related Person may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon, and no Jacobs Related Person shall be personally liable to the Company or any other Jacobs Related Person for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with, (a) any Jacobs Related Person’s beneficial ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its Subsidiaries (other than to the extent such Claims or actions or proceedings (i) arise out of any breach of this Agreement or other contractual obligation by a Jacobs Related Person or the breach of any fiduciary or other similar duty or obligation of such Jacobs Related Person or (ii) are directly caused by such Person’s willful misconduct), or (b) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries, in the case of clauses (a) and (b), except to the extent relating to any Jacobs Information. If a Jacobs Related Person shall desire to assert any claim for indemnification provided for under this Section 5.02 in respect of, arising out of or involving a Claim against such Jacobs Related Person, the indemnification procedures contained in Section 4.14 shall govern, mutatis mutandis.

Section 5.03. Indemnification Priority. The Company hereby acknowledges that the Jacobs Related Persons may have certain rights to indemnification, advancement of expenses or insurance provided by one or more Jacobs Related Persons (collectively, the “Jacobs Indemnitors”). The Company hereby (a) agrees that the Company and any Subsidiary of the Company that provides an indemnity shall be the indemnitor of first resort (i.e., its or their obligations to a Jacobs Related Person shall be primary and any obligation of any Jacobs Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a Jacobs Related Person shall be secondary), (b) agrees that it shall be required to advance the full amount of expenses incurred by a Jacobs Related Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and a Jacobs Related Person, without regard to any rights a Jacobs Related Person may have against any Jacobs Indemnitor or their insurers, and (c) irrevocably waives, relinquishes and releases the Jacobs Indemnitors from any and all claims against the Jacobs Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Jacobs Indemnitors on behalf of a Jacobs Related Person with respect to any claim for which such Jacobs Related Person has sought indemnification from the Company, as the case may be, shall affect the foregoing and the Jacobs Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Jacobs Related Person against the Company.

Section 5.04. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, Jacobs and Sponsor Stockholder. No failure or delay by the Company, Jacobs or Sponsor Stockholder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Section 5.05. Successors, Assigns and Transferees. The rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other party hereto and Sponsor Stockholder; provided that, subject to the execution of a joinder agreement substantially in the form of Exhibit A, Jacobs may assign its rights and obligations hereunder to any of the following transferees: (i) a member of the Jacobs Group to which Registrable Securities are Transferred or (ii) one or more Participating Banks to which Registrable Securities are Sold, in each case without the prior written consent of the Company or Sponsor Stockholder (any such transferee in such Transfer, a “Transferee”); provided that Jacobs shall provide prior written notice to the Company and Sponsor Stockholder of such Transfer and provided, further, that no such assignment shall release such assigning party from any liability or obligation under this Agreement. Any attempted assignment of rights or obligations in violation of this Section 5.05 shall be null and void ab initio. For the avoidance of doubt, (i) any such Transferee shall be subject to the restrictions in this Section 5.05 and (ii) no Transferee or Subsequent Transferee, other than any such entity that is JSI or a subsidiary of JSI, shall be required to adhere or be bound by the obligations and restrictions in Article III. In the event that Jacobs for purposes of this Agreement consists of more than one affiliated entities, the Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s good faith reliance upon and compliance with instructions from any entity constituting Jacobs, including in the event that such instructions conflict with or are inconsistent with any separate written instructions.

Section 5.06. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.

Section 5.07. Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

Section 5.08. Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the other Transaction Documents, as applicable, constitute the entire agreement among the parties hereto or to which they are subject and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

Section 5.09. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 5.10. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County, or, solely if such court declines jurisdiction, the United States District Court for the District of Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such above-named courts, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.14 is reasonably calculated to give actual notice.

Section 5.11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY STOCKHOLDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 5.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.12. Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 5.10, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.13. Third-Party Beneficiaries. Except for any Person expressly entitled to indemnification rights under this Agreement, nothing in this Agreement shall confer any rights upon any Person other than (a) the parties hereto, (b) each such party’s respective heirs, successors and permitted assigns, all of whom shall be third-party beneficiaries of this Agreement and (c) Sponsor Stockholder, who shall be a third-party beneficiary with respect to Article II, Article III and this Article V.

Section 5.14. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via e-mail (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Amentum Holdings, Inc.

4800 Westfields Boulevard

Suite #400

Chantilly, Virginia 20151

Attention:    [•]

Email:     [•]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

Attention:    David J. Perkins

       Maurio A. Fiore

Email:     dperkins@cravath.com

       mfiore@cravath.com

and, solely until the first anniversary of the Merger Closing Date,

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:    David A. Katz

       Karessa L. Cain

Email:     DAKatz@wlrk.com

       KLCain@wlrk.com

If to Jacobs, to:

Jacobs Solutions Inc.

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

Attention:    Justin Johnson

Email:     justin.johnson@jacobs.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:    David A. Katz

       Karessa L. Cain

Email:     DAKatz@wlrk.com

       KLCain@wlrk.com

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Amentum Holdings, Inc.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

Jacobs Solutions Inc.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement, dated as of [•], 2024 (as may be amended from time to time, the “Registration Rights Agreement”), by and between Amentum Holdings, Inc., a Delaware corporation (the “Company”), and Jacobs Solutions Inc., a Delaware corporation (“JSI”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of “Jacobs” thereunder as if it had executed the Registration Rights Agreement on the date thereof and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (excluding, if the undersigned is not JSI or a subsidiary of JSI, Article III of the Registration Rights Agreement).

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:         ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for notices:
[_]
Attention: [_]
Telephone: [_]
Email: [_]